EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 27, 2007, with respect to the financial statements of Winland Electronics, Inc. (the “Company”) for the years ended December 31, 2006 and 2005, included in this Form 10-KSB into the Company’s previously filed Registration Statements on Form S-3, No. 333-00723, and Form S-8, No. 33-46710, No. 33-73328, No. 33-81880, No. 333-27727, No. 333-27729, No. 333-45216 and No. 333-126061.

/s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota

March 27, 2007